UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 24, 2009
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 24, 2009, Belden Inc. (“we” or the “Company”) entered into Third Amendment to Credit Agreement (“Third Amendment”) to our Credit Agreement dated as of January 24, 2006 (as amended, the “Credit Agreement”) with Belden Wire & Cable Company, Belden CDT Networking, Inc., Nordx/CDT Corp., Thermax/CDT, Inc., Belden Holdings, Inc., Belden Technologies, Inc., Belden 1993 Inc. (formerly known as Belden Inc.) and CDT International Holdings Inc., as Guarantors, and Wachovia Bank, National Association, as administrative agent and on behalf of the lenders party thereto (collectively, the “Lenders”). The Third Amendment, among other things, amends the definitions of: “Deferred Margin,” the pricing grid in the definition of “Applicable Percentage,” “Applicable Percentage,” and “Consolidated EBITDA.” The amendment increases the Company’s cost of borrowing under the credit agreement by 100 basis points. The Company incurred approximately $1.6 million in arrangement, attorney, and consent fees in connection with the Third Amendment. The foregoing is only a summary of the certain terms and conditions of the Third Amendment and is qualified in its entirety by reference to the Third Amendment, which is attached as Exhibit 10.1 and is incorporated in this Current Report 8-K by reference.
Item 2.03 Creation of a Direct Financial Obligation, or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report is incorporated by reference in response to this Item.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. See Exhibit Index

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: March 30, 2009	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement (“Third Amendment”) dated March 24, 2009 among Belden Inc., as Borrower, Belden Wire & Cable Company, Belden CDT Networking, Inc., Nordx/CDT Corp., Thermax/CDT, Inc., Belden Holdings, Inc., Belden Technologies, Inc. Belden Inc., and CDT International Holdings, as Guarantors, and Wachovia Bank, National Association, as Administrative Agent and on behalf of the Lenders party thereto.

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